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                                                                    EXHIBIT 99.2

       First Amendment to National Marketing and Distribution Agreement
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     This Amendment is made this 25 day of June, 2001, by and between
Retractable Technologies, Inc. ("RTI") and Abbott Laboratories ("Abbott").

     RTI and Abbott have previously entered into a National Marketing and Distribution Agreement dated May 4, 2000 (the "Agreement") and now have agreed to amend the Agreement as follows:

     1.  Add Section 2.9 which shall read as follows:

     "Trays.  With respect to Products purchased by Abbott pursuant to this
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     Agreement, RTI hereby grants Abbott the right to place such Products in spinal and epidural anesthesia trays manufactured and/or marketed by Abbott. The right to place Products in anesthesia trays for marketing and distribution in the Hospital Market shall be exclusive to Abbott."

     2. Except as amended hereby, the terms of the Agreement shall remain in full force and effect as originally stated.

     The parties intending to be bound by this Amendment have caused this Amendment to be signed by their duly authorized representatives on the date first written above.


ABBOTT LABORATORIES  RETRACTABLE TECHNOLOGIES, INC.

By:    /s/ Laurie Hernandez              By:  /s/ Thomas J. Shaw
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Title: General Manager                Title:  CEO
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